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                                                                    Exhibit 10.6


                              TAX MATTERS AGREEMENT


          THIS TAX MATTERS AGREEMENT ("Agreement") is made this 22ND day of FEBRUARY, 1994, by and between MK Rail Corporation, a Delaware corporation ("MK Rail") on its own behalf and on behalf of its wholly-owned subsidiaries (the "Subsidiaries"), and Morrison Knudsen Corporation, a Delaware corporation ("Morrison Knudsen").

                                    RECITALS
          WHEREAS, MK Rail is a wholly-owned subsidiary of Morrison Knudsen;

          WHEREAS, MK Rail intends to sell a minority interest in its Common Stock, par value $0.01 per share ("Common Stock"), to the public ("Public Offering");

          WHEREAS, following the closing of the Public Offering ("Closing Date"), Morrison Knudsen will own less than 80% of the outstanding Common Stock of MK Rail;

          WHEREAS, for periods ending on or before the Closing Date, MK Rail and its Subsidiaries have been or will be included in consolidated income tax returns filed or to be filed on behalf of Parent's Group (as defined below);

          WHEREAS, the parties hereto desire to allocate responsibility for the payment of federal, state, local, and foreign taxes attributable to the operations of MK Rail and its Subsidiaries during the taxable period in which such Public Offering occurs and for taxable periods prior and subsequent to

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such period, and provide for the consequences of post-Closing Date adjustments of such tax liabilities and related matters;

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
          As used herein the following terms when capitalized shall have the following meanings:

          1.1 "AFFILIATE" shall mean, with respect to a corporation, any other corporation that, directly or indirectly, controls, is controlled by, or is under common control with such first corporation.

          1.2  "AFFILIATED GROUP" shall mean an "affiliated group" as defined in section 1504(a) of the Code.

          1.3 "CODE" shall mean the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any law which shall have been a predecessor or shall be a successor thereto. A reference to any section of the Code means such section as in effect from time to time and any comparable provision of any predecessor or successor law.

          1.4 "CONSOLIDATED INCOME TAX RETURNS" shall mean all Tax Returns for Income Taxes which are or will be required to be filed by Morrison Knudsen on behalf of Parent's Group; and

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"CONSOLIDATED INCOME TAXES" shall mean the Taxes shown or required to be shown on such Tax Returns.

          1.5 "FINAL DETERMINATION" shall mean, in the context of federal income taxes, with respect to any issue or item for any Period (i) a final, unappealable decision by a court of competent jurisdiction; (ii) the expiration of the time for assessment of Taxes or filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or credit for such Period may thereafter be made;
(iii) the execution by or on behalf of the taxpayer and the IRS of a closing agreement under section 7121 of the Code; (iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise pursuant to section 7122 of the Code; (v) the execution of a Form 870A; or (vi) any other final and irrevocable determination of the tax liability of a party to this Agreement (or an Affiliate of a party) for any Period. In the context of other Taxes, "FINAL DETERMINATION" shall mean, with respect to any issue or item for any Period, any final, unappealable and irrevocable determination of the tax liability of a party to this Agreement (or an Affiliate of a party) for any Period.

          1.6 "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

          1.7 "PARENT'S GROUP" shall mean any Affiliated Group including Morrison Knudsen or any predecessor or successor thereof.
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          1.8  "PERIOD" shall mean any taxable year or any other period which is treated as a taxable year (including the Short Period) for purposes of the Code, when used in the context of federal income taxes. When used in the context of any other Taxes, "PERIOD" shall mean any taxable year or other period with respect to which any such Tax may be imposed under any applicable statute, rule or regulation.

          1.9 "REGULATIONS" shall mean the Treasury regulations in effect from time to time under the Code.

          1.10 "SHORT PERIOD" shall mean the Period beginning on January 1, 1994 and ending on or immediately before the Closing Date.

          1.11 "STATE INCOME TAXES" shall mean all taxes measured on or by net income imposed by any State of the United States of America or political subdivision thereof, and shall include taxes denominated as franchise taxes.

          1.12 "TAX" and "TAXES" shall mean all income taxes (including federal income taxes, State Income Taxes and foreign income taxes imposed under Subtitle A of the Code or similar laws of any government or other taxing authority in effect prior to or on the date hereof) (referred to herein as "INCOME TAXES"), payroll and employee withholding taxes (imposed under Chapters 21 through 24 of the Code or any similar or comparable payroll and employee withholding taxes (including disability withholding taxes) imposed by the laws of any state, local or foreign government or other taxing authority, as in effect prior to or on the date hereof), sales and use taxes, and real and personal
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                                      - 5 -


property taxes, whether arising before, on or after the Closing Date. For purposes of this Agreement, any reference to a particular type of tax enumerated in this Section 1.12 shall also be deemed to refer to any interest or penalties that may become payable in respect thereof.

          1.13 "TAXES OF MK RAIL" shall mean Taxes for which MK Rail and its Subsidiaries (or any of them) are directly and primarily liable, which arise out of or with respect to the operations, income, assets, or other attributes of MK Rail or its Subsidiaries upon which Taxes are imposed or by which the amount of Taxes due are measured.

          1.14 "TAX RETURNS" shall mean all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local, or foreign government taxing authority.

          1.15 "UNITARY AMOUNT" shall have the meaning set forth in Section 3.2(c).

          1.16 "UNITARY OR COMBINED TAX RETURNS" shall mean any State Income Tax or other Tax Returns which have been or will be filed in a Unitary State by Morrison Knudsen which compute the Taxes (the "Unitary or Combined Taxes") payable to such Unitary State in respect of the operations of Morrison Knudsen and its applicable Affiliates (including MK Rail and/or any of its Subsidiaries) based on so-called "combined reporting" or apportionment of business income under the so-called "unitary business" concept.
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          1.17 "UNITARY STATE" shall mean any State of the United States of
America which, for the Period in question, shall permit or require the computation of Taxes payable to it in respect of the operations of Morrison Knudsen and its applicable Affiliates (including MK Rail and/or any of its Subsidiaries) based on so-called "combined reporting" or apportionment of business income under the so-called "unitary business" concept.

                                   ARTICLE II

                      PREPARATION OF RETURNS, CONTROVERSIES


          2.1 RETURNS AND CONTROVERSIES--CONSOLIDATED INCOME TAX AND INFORMATION RETURNS.

          (a) RETURNS AND PAYMENT. Morrison Knudsen shall have exclusive authority to report for Consolidated Income Tax purposes the operations of Parent's Group, including the operations of MK Rail and its Subsidiaries for Periods ending on or before the Closing Date, and shall be responsible for the correct and timely filing of, and shall be liable, and shall indemnify MK Rail and its Subsidiaries, for the full and timely payment of all amounts shown to be due on, the Consolidated Income Tax Returns and consolidated information returns of Parent's Group; provided, however, that MK Rail shall be responsible for providing Morrison Knudsen with all information required by Morrison Knudsen with respect to the operations and assets of MK Rail and its Subsidiaries in order to file such Consolidated Income Tax Returns and to pay such Consolidated Income Taxes on a timely basis, as provided in section 4.2(b)
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                                      - 7 -


below, and MK Rail shall be responsible for payment to Morrison Knudsen of the portion of amounts shown to be due on any Consolidated Income Tax Returns for Periods ending on or before the Closing Date, but which are not due to be filed until after the Closing Date, which are allocable to it or its Subsidiaries under the so-called "Basic Method 2" and "Complementary Method 2" prescribed by the Regulations. Morrison Knudsen's authority hereunder shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the operations of MK Rail and its Subsidiaries shall be reported or disclosed in such returns.

          (b) CONTROVERSIES. Morrison Knudsen, at its expense, shall have exclusive authority to represent MK Rail and its Subsidiaries before the IRS or any other governmental agency or authority or any court regarding Consolidated Income Taxes of MK Rail and its Subsidiaries for Periods ending on or before the Closing Date, including, but not limited to (i) the exclusive control of any response to any examination by the IRS or any other taxing authority of Consolidated Income Tax Returns of Parent's Group and MK Rail and its Subsidiaries in respect of the operations of MK Rail and its Subsidiaries; and
(ii) the exclusive control over any contest of any issue to the extent included in any Consolidated Income Tax Return of Parent's Group through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest.
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                                      - 8 -


          Morrison Knudsen shall promptly notify MK Rail of any Tax controversies and will provide MK Rail with copies of all correspondence relating to such controversies and will provide MK Rail with notice of, and permit MK Rail to attend any hearing or other proceedings relating to, such controversies.

          2.2 RETURNS AND CONTROVERSIES -- STATE INCOME TAX AND OTHER TAX RETURNS IN UNITARY STATES.

          (a) TAX RETURNS AND PAYMENTS. Morrison Knudsen shall have exclusive authority to report, for purposes of Unitary or Combined Tax Returns, the operations or assets of Morrison Knudsen and any of its Affiliates included in such Unitary or Combined Returns, including MK Rail and/or any of its Subsidiaries, for all Periods, whether ending before, on or after the Closing Date. Morrison Knudsen shall be responsible for the correct and timely filing of, and shall be liable, and shall indemnify MK Rail and its Subsidiaries, for the full and timely payment of all amounts shown to be due on, the Unitary or Combined Tax Returns for such Periods; provided, however, that MK Rail shall be responsible for providing Morrison Knudsen with all information required by Morrison Knudsen with respect to the operations and assets of MK Rail and its Subsidiaries in order to file such Unitary or Combined Tax Returns and to pay such Unitary or Combined Taxes on a timely basis as provided in section 4.2(c) below, and MK Rail shall be responsible for payment to Morrison Knudsen of the portion of amounts shown to be due on any Unitary or Combined Tax Returns which are attributable to its and its Subsidiaries' operations, as provided in Section 3.2(a) below.
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                                      - 9 -


Morrison Knudsen's authority hereunder shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the operation of MK Rail and its Subsidiaries shall be reported or disclosed in such returns.

          (b) CONTROVERSIES. Morrison Knudsen, at its expense, shall have exclusive authority to represent MK Rail and its Subsidiaries before any governmental agency or any court regarding Unitary or Combined Tax Returns including MK Rail and/or any of its Subsidiaries. Morrison Knudsen's authority under this section includes, but is not limited to (i) the exclusive control of any response to any examination by any taxing authority of such Unitary or Combined Tax Returns in respect of the operations or assets of MK Rail and its Subsidiaries; and (ii) the exclusive control over any contest of any issue to the extent included in any such Unitary or Combined Tax Returns through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest, and (B) whether and on what basis to settle such contest.

          Morrison Knudsen shall promptly notify MK Rail of any Tax controversies with respect to Unitary or Combined Tax Returns including MK Rail and any of its Subsidiaries and will provide MK Rail with notice of, and permit MK Rail to attend any hearing or other proceedings relating to, such controversies.

          2.3  RETURNS AND CONTROVERSIES--ALL OTHER TAXES.

          (a) TAX AND INFORMATION RETURNS. Except as provided in section 2.1 and 2.2 hereof, MK Rail shall have exclusive
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                                     - 10 -


authority with regard to all Taxes of MK Rail. MK Rail shall be responsible for the correct and timely filing of, and shall be liable for the full and timely payment of all amounts shown to be due on, all federal income tax and information returns and all other Tax Returns for Taxes of MK Rail, provided, however, that Morrison Knudsen shall be liable, and shall indemnify MK Rail, for the full and timely payment of all amounts shown to be due on, all Tax Returns which are or will be due on or before the Closing Date, for Taxes of MK Rail for Periods ending on or before the Closing Date. MK Rail's authority hereunder shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of operations of MK Rail and its Subsidiaries shall be reported or disclosed in such returns. MK Rail shall be entitled to make any elections under the Code or the Regulations in respect of the operations of MK Rail and its Subsidiaries for all such Tax Returns.

          (b) CONTROVERSIES. MK Rail, at its expense, shall have exclusive authority to represent itself before the IRS or any other taxing authority or any court regarding the Tax consequences of the operations of MK Rail and its Subsidiaries with respect to all Tax Returns and Taxes of MK Rail described in
Section 2.3(a).
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                                     - 11 -


                                   ARTICLE III

              COMPUTATIONS AND PAYMENTS OF TAXES; INDEMNIFICATIONS


          3.1  CONSOLIDATED INCOME TAXES.

          (a) INITIAL RECOMPUTATION. Within 1 year after the Closing Date, MK Rail shall pay to Morrison Knudsen the amount by which MK Rail's Separate Tax Liability, as defined below, exceeds MK Rail's Consolidated Net Tax Contribution/Reimbursement for the Adjustment Period, as defined below; or Morrison Knudsen shall pay to MK Rail the amount by which MK Rail's Consolidated Net Tax Contribution/Reimbursement exceeds MK Rail's Separate Tax Liability for the Adjustment Period. "MK Rail's Separate Tax Liability" shall be the aggregate amount of Income Taxes MK Rail and its Subsidiaries would have been liable to pay (in lieu of their allocable shares of Consolidated Income Taxes) for the taxable years preceding the Closing Date during which any of them was a member of Parent's Group (including the Short Period as one such taxable year) (the "Adjustment Period") and with respect to which any of them were included in Consolidated Income Tax Returns of Parent's Group, if they had not been members of Parent's Group, taking into account all carryforwards and carrybacks, and all otherwise deferred items, which MK Rail and its Subsidiaries would have been entitled or obligated to claim or report if they had not been members of Parent's Group. "MK Rail's Consolidated Net Tax Contribution/Reimbursement for the Adjustment Period" shall be: (i) the aggregate amount of Consolidated Income Taxes paid by or charged to MK Rail and its
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Subsidiaries, less (ii) payments made by or credited to MK Rail and its
Subsidiaries with respect to Consolidated Income Tax savings of Parent's Group attributable to losses or credits of MK Rail and its Subsidiaries, plus (iii) the aggregate amount, if any, by which the Consolidated Income Taxes of Parent's Group (without taking MK Rail and its Subsidiaries into account) were reduced during the Adjustment Period by the application of any losses or credits attributable to MK Rail and its Subsidiaries, but only to the extent such losses or credits of MK Rail and its Subsidiaries would have been available to MK Rail and its Subsidiaries to carry forward to Periods ending after the Closing Date if they had not been included in the Consolidated Income Tax Returns of Parent's Group. The amount of MK Rail's Separate Tax Liability shall be computed by MK Rail and submitted to Morrison Knudsen for its approval, which approval shall not be unreasonably withheld. The amount of MK Rail's Consolidated Net Tax Contribution/ Reimbursement shall be computed by Morrison Knudsen and submitted to MK Rail for its approval, which approval shall not be unreasonably withheld.

          (b) SUBSEQUENT ADJUSTMENTS; INDEMNIFICATIONS. Morrison Knudsen shall be responsible and liable, and shall indemnify MK Rail, for any and all increases in Consolidated Income Taxes (plus any interest or penalties that may be imposed in respect thereof), and shall be entitled to any refund of any and all decreases in Consolidated Income Taxes (plus any interest that may be imposed in respect thereof), which may be determined pursuant to a Final Determination after the Closing Date, and
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                                     - 13 -


which are attributable to any members of Parent's Group other than MK Rail or its Subsidiaries, for all Periods ending on or before the Closing Date, including but not limited to any such Taxes attributable to the inclusion of Affiliates of Morrison Knudsen for which MK Rail could be liable under Regulations section 1.1502-6 (relating to several liability of members of a consolidated group). MK Rail shall be responsible and liable and shall indemnify Morrison Knudsen for any and all increases, and shall be entitled to any refunds, of Consolidated Income Taxes for all Periods ending on or before the Closing Date which are allocable to MK Rail or its Subsidiaries. For purposes of determining the amount of any Consolidated Income Tax increases or refunds that are allocable to MK Rail or its Subsidiaries the amounts computed under Section 3.1(a) shall be recomputed to take into account all adjustments made in the Final Determination to which the increase or refund of Consolidated Income Taxes relates.

          3.2  UNITARY OR COMBINED TAXES.

          (a) RETURNS FILED AFTER THE CLOSING DATE. For any Period during which MK Rail is includible in a Unitary or Combined Tax Return filed or to be filed by Morrison Knudsen after the Closing Date, Morrison Knudsen or an Affiliate thereof shall, based on the apportionment factors and other information contained in the draft Tax Returns to be supplied by MK Rail as provided in Section 4.2(c) and other information, compute for each Unitary State
(i) the total or "combined" income, loss or other taxable amounts of Morrison Knudsen and its applicable
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Affiliates (including MK Rail and/or any of its Subsidiaries) for the Period for
which such Unitary or Combined Tax Return including MK Rail and/or any of its Subsidiaries is to be filed, (ii) the amount of Tax due with respect to the amounts computed under (i) above; and (iii) the amount of such Tax as is properly apportioned to MK Rail and its Subsidiaries for the Period (the
"Unitary Amount"). All such computations shall be made on a basis consistent with the computations of such amounts by Morrison Knudsen in prior Tax Returns for the respective states, except to the extent otherwise required by the laws, rules or regulations of the respective states or other applicable authority, or as a result of a change in factual circumstances. Morrison Knudsen shall notify MK Rail of the Unitary Amount, and the computations thereof, for each Unitary State.

          (b) SUBSEQUENT ADJUSTMENTS; INDEMNIFICATIONS. Morrison Knudsen shall be responsible and liable, and shall indemnify MK Rail, for any and all increases in Unitary or Combined Taxes (plus any interest or penalties that may be imposed in respect thereof), and shall be entitled to any refund of any and all decreases in Unitary or Combined Taxes (plus any interest that may be imposed in respect thereof), for any Period for which a Unitary or Combined Tax Return was filed including the operations or assets of MK Rail and/or any of its Subsidiaries, which may be determined pursuant to a Final Determination after the Closing Date and which are allocable to Morrison Knudsen or any of its Affiliates other than MK Rail and its Subsidiaries. MK Rail shall be responsible and liable, and
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                                     - 15 -


shall indemnify Morrison Knudsen, for any and all increases, and shall be entitled to any refunds, of Unitary or Combined Taxes for any Period during which MK Rail and its Subsidiaries were included in the Unitary or Combined Tax Return of Morrison Knudsen which is subject to a Final Determination, which are allocable to MK Rail or its Subsidiaries. For purposes of determining the amount of any Unitary or Combined Tax increases or refunds that are allocable to MK Rail and its Subsidiaries, Morrison Knudsen shall recompute the Unitary Amount for the Period involved in the manner provided in Section 3.2(a) to take into account all adjustments made in the Final Determination to which the increase or refund of Unitary or Combined Taxes relates.

          (c) POST-UNITARY OR COMBINED PERIODS. If, and to the extent that, for any Period ending after the Closing Date in which MK Rail or any of its Subsidiaries is no longer includible in a Unitary or Combined Tax Return filed by Morrison Knudsen on behalf of itself and its Affiliates in a Unitary State (a "Post-Unitary or Combined Period"), MK Rail or any such Subsidiary would be entitled to apply any of its deductions, losses or credits arising in a prior year ("Tax Benefit Items") to reduce its Tax obligations to such Unitary State if it had never been included in a Unitary or Combined Tax Return filed by Morrison Knudsen, but such Tax Benefit Items were used in a prior Unitary or Combined Tax Return filed by Morrison Knudsen to reduce the taxable income of Morrison Knudsen or its Affiliates (other than MK Rail or its Subsidiaries), then for such Post-Unitary or
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                                     - 16 -


Combined Period Morrison Knudsen shall pay to MK Rail the amount by which the Unitary or Combined Taxes of Morrison Knudsen and its Affiliates (excluding MK Rail and its Subsidiaries) were reduced by the use of such Tax Benefit Items in the prior Period, except to the extent, if any, that Morrison Knudsen or its Affiliates previously paid MK Rail or its Subsidiary for the use of such Tax Benefit Items, through intercompany accounts or otherwise. The amount of any Tax Benefit Items which MK Rail or its Subsidiaries would have been able to use in any Post-Unitary or Combined Period but for their prior use in a Unitary or Combined Tax Return shall be computed by MK Rail and submitted to Morrison Knudsen for its approval, which approval shall not be unreasonably withheld. The amount by which the Unitary or Combined Taxes of Morrison Knudsen and its Affiliates (excluding MK Rail and its Subsidiaries) were reduced by the use of such Tax Benefit Items, and the amount, if any, of prior payments to MK Rail or its Subsidiaries with respect to the use of such Tax Benefit Items, shall be computed by Morrison Knudsen and submitted to MK Rail for its approval, which approval shall not be unreasonably withheld.

          3.3 ALL OTHER TAXES. MK Rail shall be responsible and liable for, and shall indemnify and hold Morrison Knudsen harmless from, any increases in, and shall be entitled to any refund resulting from any decreases in, any and all Taxes of MK Rail not described in Sections 3.1 or 3.2 hereof which may be determined pursuant to a Final Determination after the Closing Date. Morrison Knudsen shall be responsible and liable for, and
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                                     - 17 -


shall indemnify and hold MK Rail and its Subsidiaries harmless from, and shall be entitled to any refunds of, any taxes for any Period for which Morrison Knudsen or any of its affiliates (other than MK Rail and its Subsidiaries) is directly and primarily liable but for which MK Rail or its Subsidiaries may be held secondarily or indirectly liable.

          3.4 TIME OF PAYMENT. The amounts of any Consolidated Income Taxes allocated to MK Rail and its Subsidiaries with respect to Consolidated Income Tax Returns and the Unitary Amount with respect to Unitary or Combined Tax Returns filed by Morrison Knudsen after the Closing Date and including the operations or assets of MK Rail and/or any of its Subsidiaries shall be paid by MK Rail to Morrison Knudsen within 30 days after receiving written notification from Morrison Knudsen of the amount of such allocated Taxes. Amounts owed by either party hereto in respect of tax refunds received by such party to which the other party is entitled under this Agreement shall be paid by the party receiving the refund to the other party within 30 days after the receipt of such refunds from the applicable governmental entity, and amounts owed by either party under this Agreement in respect of deficiencies shall be paid by such party to the other party within 30 days after receiving notification from the other party of a Final Determination with respect to any such deficiency, and the amount of such deficiency. The amount of any Unitary or Combined Tax savings arising from the use of Tax Benefit Items of MK Rail and its Subsidiaries, as described in Section 3.2(c), shall be paid by Morrison Knudsen to MK Rail within 30 days following MK Rail's approval of Morrison Knudsen's computation of the amount of such Tax savings, as provided in Section 3.2(c).

                                   ARTICLE IV

                           COOPERATION BY THE PARTIES


          4.1 RECORD RETENTION. Morrison Knudsen and MK Rail agree that following the Closing Date any Tax records shall be subject to Article IV of the Support Services Agreement, dated the date hereof, between Morrison Knudsen and MK Rail.

          4.2  COOPERATION RE RETURN FILINGS AND CONTROVERSIES.

          (a) IN GENERAL. Each party hereto agrees that it will cooperate with the other and their respective representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of, and (ii) any administrative or judicial proceeding involving, any return of tax or information filed or required to be filed by MK Rail or its Subsidiaries or by Morrison Knudsen with respect to MK Rail or its Subsidiaries. Such cooperation shall include, but not be limited to, (i) the execution and delivery to Morrison Knudsen by MK Rail or its Subsidiaries of any power of attorney required to allow Morrison Knudsen and its counsel to represent MK Rail or its Subsidiaries in any controversy which Morrison Knudsen shall have the right to control pursuant to Section 2.1(b) or Section 2.2(b), and (ii) making available to the other party, during normal business hours, all books, records (including, but not limited to, working papers and schedules) and information, officers and employees
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                                     - 19 -


(without substantial interruption of employment), reasonably requested and necessary or useful in connection with any tax inquiry, audit, investigation, dispute, litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. Notwithstanding the foregoing, neither party shall be required to furnish to the other the federal income tax returns or drafts thereof (except as otherwise expressly provided herein) of Parent's Group or MK Rail or its Subsidiaries, as the case may be, for any Period, except that each party shall furnish to the other the applicable portions of such returns reporting the operations of MK Rail and its Subsidiaries and the applicable portions of all reports relating to the examination by the IRS or any other governmental agency of such returns.

          (b) DRAFT CONSOLIDATED INCOME TAX RETURN. In order to assist Morrison Knudsen in complying with its obligations pursuant to Section 2.1(a), as soon as practicable after the Closing Date, but in no event later than 240 days after the Closing Date, MK Rail shall furnish to Morrison Knudsen draft federal (and, if applicable, state) income tax returns reporting the operations of MK Rail and its Subsidiaries for the Short Period. Such draft returns shall be prepared without regard to the items of income, gain, deduction, loss or credit of the other members of Parent's Group. All items of income, gain, deduction, loss and credit included in such draft returns shall be reported therein on a basis consistent with the reporting of such items (or substantially similar items) by MK Rail and its Subsidiaries in prior reports and draft federal (or state if applicable) income tax returns of MK Rail and its Subsidiaries which MK Rail or its Subsidiaries have provided to Parent's Group, except to the extent otherwise required by applicable law or as a result of a change in factual circumstances. Morrison Knudsen agrees to consult with MK Rail in good faith prior to the filing of its Consolidated Income Tax Returns including MK Rail and its Subsidiaries with respect to any differences between such Tax Returns and the draft returns described in this
Section 4.2(b). In addition to providing such draft tax returns, MK Rail shall promptly provide to Morrison Knudsen such other information as Morrison Knudsen may reasonably request in order for the operations of MK Rail and its Subsidiaries to be properly reported in the Consolidated Income Tax Returns of Parent's Group.

          (c) DRAFT UNITARY OR COMBINED TAX RETURNS. In order to facilitate the proper reporting of the results of the operations of MK Rail and its Subsidiaries in the Unitary or Combined Tax Returns to be filed by Morrison Knudsen for any Period during which MK Rail and any of its Subsidiaries are includible in such Unitary or Combined Tax Returns, as soon as practicable after the end of any such Period, and in no event later than 120 days after the end of such Period, MK Rail shall furnish to Morrison Knudsen draft tax returns for each Unitary State reporting the operations and assets of MK Rail and its Subsidiaries for the Period as required for purposes of each such Unitary or Combined Tax Return. Each such draft return shall be prepared on behalf of MK Rail and its Subsidiaries based on "combined reporting" or apportionment of business income under the "unitary business" concept, in accordance with the rules and regulations of the applicable Unitary State, but without regard to the items of income, gain, deduction, loss or credit of Morrison Knudsen or any of its other Affiliates. All items of income, gain, deduction, loss and credit included in such draft tax returns shall be reported therein on a basis consistent with the reporting of such items (or substantially similar items) by MK Rail and its Subsidiaries in prior tax returns for the respective States, except to the extent otherwise required by law or as a result of a change in factual circumstances. Morrison Knudsen agrees to consult with MK Rail in good faith prior to the filing of any Unitary or Combined Tax Return including MK Rail or any of its Subsidiaries with respect to any differences between such Tax Return and the draft returns described in this Section 4.2(c). In addition to providing such draft tax returns, MK Rail shall promptly provide to Morrison Knudsen such other information as Morrison Knudsen may reasonably request in order for the operations and/or assets of MK Rail and its Subsidiaries to be properly reported in the Unitary or Combined Tax Returns filed by Morrison Knudsen; and in order for Morrison Knudsen to timely calculate and pay estimated taxes with respect to such Unitary or Combined Tax Returns.

                                    ARTICLE V

                                  MISCELLANEOUS


          5.1 PRIOR TAX SHARING AGREEMENTS. This Agreement terminates and supersedes any and all other tax sharing or allocation agreements in effect on the date hereof as between Morrison Knudsen or any predecessor or Affiliate thereof on the one hand, and MK Rail and/or any of its Subsidiaries on the other hand, for all Taxes imposed by any federal, state, local, or foreign government or taxing authority, regardless of the Period for which such Taxes are imposed.

          5.2 LIABILITY AND INDEMNITY. Morrison Knudsen shall have full liability, as a primary obligor and not as a surety, for the performance of any obligation of Parent's Group, and any member thereof, arising under this Agreement.

          5.3 EFFECTIVENESS OF THIS AGREEMENT; SURVIVAL OF OBLIGATIONS. This Agreement shall only be effective from and after the Closing Date pursuant to the Public Offering. With respect to any particular item of Tax liability, the covenants and obligations contained in this Agreement shall not terminate until a Final Determination as to such item has been made.

          5.4 COMPLETE AGREEMENT. This Agreement and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

          5.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

          5.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by courier or other express delivery that provides for independent delivery verification to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice or communication is delivered to the addressees at the address specified below:

          (a)  If to Morrison Knudsen:

                    if by hand:
               -----------------------------
               -----------------------------
               -----------------------------
               Attention:

                    if by mail:

               -----------------------------
               -----------------------------
               -----------------------------
               Attention:

          (b)  If to MK Rail:

                    if by hand:

               -----------------------------
               -----------------------------
               -----------------------------
               Attention:

                    if by mail:

               -----------------------------
               -----------------------------
               -----------------------------
               Attention:


          5.7 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

          5.8 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that no party may assign or delegate any of its rights or obligations under this Agreement (except to a majority-owned subsidiary) without the consent of the other party, which consent shall not be unreasonably withheld.

          5.9 NO THIRD-PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          5.10 TITLES AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          5.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

          MK Rail Corporation

          By:  /s/  James P. O'Donnell
          ------------------------------------
          Title:  Senior Vice President, Secretary,
                  Treasurer and Chief Financial Officer


          MORRISON KNUDSEN CORPORATION


          By:  /s/ Stephen G. Hanks
          ------------------------------------
          Title:  Executive Vice President